EXHIBIT 10.17

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement ("Amendment No. 2") is entered into as the 5th day of January, 1998, between PennCorp Financial Group, Inc., a Delaware corporation (together with its successors and permitted assigns under the Employment Agreement, as defined herein, the "Company"), and Steven W. Fickes (the "Executive").

                                   WITNESSETH

     WHEREAS, the Executive and the Company are parties to an Employment Agreement (herein so called), dated as of June 7, 1996; and

     WHEREAS, the Company desires to amend, and the Executive is willing to amend, the provisions of the Employment Agreement relating to the Executive's covenant not to compete with the Company under certain circumstances to more fully set forth the understanding and agreement of the parties with respect to such covenant;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

          1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning given such terms in the Employment Agreement.

          2. Amendment to Definitions. There shall be added to Section 1 of the Employment Agreement new clauses (t), (u) and (v) which shall read in their entirety as follows:

               "(t) 'Knightsbridge Fund' means Knightsbridge Capital Fund I, L.P., a Delaware limited partnership."

               "(u) 'Knightsbridge Fund Partnership Agreement' means the Amended and Restated Agreement of Limited Partnership of the Knightsbridge Fund, as amended from time to time."

               "(u) Fund Competitive Activity' shall mean any activity engaged in by the Executive, whether as an employee, consultant, principal, agent, officer, director, partner or shareholder involving the establishing or operation of an investment fund (regardless of the form of entity used for that purpose) the purpose of which is to identify, acquire equity or equity-linked interests in and/or manage a portfolio of companies engaged primarily in providing life and/or accident and health insurance and related services."

          3. Amendment to Section 13 of the Employment Agreement. Section 13 of the Employment Agreement shall be amended by adding new paragraph b. thereto and renumbering

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                                                                   EXHIBIT 10.17

     existing paragraphs b. and c. thereof as new paragraphs "c." and "d." thereto. New paragraph b. thereto shall read as follows:

          "b. The Executive covenants and agrees that he shall not directly or indirectly engage in any Fund Competitive Activity during (i) the Term of Employment, or (ii) in the event of a voluntary termination of employment pursuant to Section 11(g) above prior to the date on which the aggregate Investments (as defined in the Knightsbridge Fund Partnership Agreement) made by the Knightsbridge Fund in Portfolio Companies (as defined in the Knightsbridge Fund Partnership Agreement) equals or exceeds $92 million, the one year period following the date of the Executive's termination of employment, or (iii) in the event of a voluntary termination of employment pursuant to Section 11(g) on or after the date on which the aggregate Investments (as defined in the Knightsbridge Fund Partnership Agreement) made by the Knightsbridge Fund in Portfolio Companies (as defined in the Knightsbridge Fund Partnership Agreement) equals or exceeds $92 million (the "Fully Invested Date"), the nine-month period following the Fully Invested Date or the six- month period following the date of the Executive's termination of employment, whichever is longer."

          4. No Further Modifications. Except as expressly amended by this Amendment No. 2, the Employment Agreement shall continue in full force and effect in accordance with its terms.

          5. Governing Law. This Amendment No. 2 shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflict of laws.

          6. Headings. The headings of the sections contained in this Amendment No. 2 are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          7. Counterparts. This Agreement may be executed in two or more counterparts.



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                                                                   EXHIBIT 10.17

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.


                            PENNCORP FINANCIAL GROUP, INC.


                            By:/s/ Scott D. Silverman
                               -------------------------
                               Scott D. Silverman,
                               Senior Vice President and
                                 General Counsel


                            By:/s/ Kenneth Roman
                               -------------------------
                               Kenneth Roman, Chairman
                                 Compensation Committee


                               /s/ Steven W. Fickes
                               -------------------------
                               Steven W. Fickes


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